EXHIBIT 23.2
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement numbers 33-99554, 333-49606, 333-72684, 333-126820, 333-131527, 333-147262, 333-161452, 333-170534, 333-208133, and 333-234794 on Form S-8 and registration statement numbers 333-225076, 333-204381, 333-85947, and 333-256336 on Form S-3 of our report dated August 28, 2020, with respect to the consolidated financial statements of The Estée Lauder Companies Inc. and subsidiaries.

/s/ KPMG LLP
New York, New York
August 24, 2022